UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2020

Transportation and Logistics Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34970	26-3106763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Military Trail, Suite 22-357

Jupiter, Florida 33458

(Address of Principal Executive Offices)

(833) 764-1443

(Issuer’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TLSS	OTC US

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Forward Looking Statements

Statements in this report regarding Transportation and Logistics Systems, Inc. (the “Company”) and/or its wholly-owned subsidiaries, Prime EFS LLC (“Prime EFS”) and ShypDirect, LLC (“ShypDirect”), that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not directly or exclusively relate to historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “intend,” “plan,” “goal,” “seek,” “strategy,” “future,” “likely,” “believes,” “estimates,” “projects,” “forecasts,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology. These include, but are not limited to, statements relating to future events or our future financial and operating results, plans, objectives, expectations and intentions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not be achieved. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to known and unknown risks, uncertainties and other factors outside of our control that could cause our actual results, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. In addition to the risks described above, these risks and uncertainties include: our ability to successfully execute our business strategies, including integration of acquisitions and the future acquisition of other businesses to grow our Company; customers’ cancellation on short notice of master service agreements from which we derive a significant portion of our revenue or our failure to renew such master service agreements on favorable terms or at all; our ability to attract and retain key personnel and skilled labor to meet the requirements of our labor-intensive business or labor difficulties which could have an effect on our ability to bid for and successfully complete contracts; the ultimate geographic spread, duration and severity of the coronavirus outbreak and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or ameliorate its effects; our failure to compete effectively in our highly competitive industry could reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance; our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands; our history of losses, deficiency in working capital and a stockholders’ deficit and our ability to achieve sustained profitability; material weaknesses in our internal control over financial reporting and our ability to maintain effective controls over financial reporting in the future; our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations; the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business; and changes in general market, economic, social and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

These forward-looking statements represent our estimates and assumptions only as of the date of this report and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report. Given these uncertainties, you should not place undue reliance on these forward-looking statements and should consider various factors, including the risks described, among other places, in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the Securities and Exchange Commission.

Item 1.02 Termination of a Material Definitive Agreement.

Prime EFS

As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission on June 29, 2020, on June 19, 2020, Amazon Logistics, Inc. (“Amazon”) notified Prime EFS, a wholly-owned subsidiary of Transportation and Logistics Systems, Inc. (the “Company”) in writing (the “Prime EFS Termination Notice”), that Amazon does not intend to renew its Delivery Service Partner (DSP) Agreement with Prime EFS when that agreement (the “In-Force Agreement”) expires. In the Prime EFS Termination Notice, Amazon stated that the In-Force Agreement expires on September 30, 2020. Prime EFS believed on advice of counsel that Amazon’s position misconstrued the expiration date under the In-Force Agreement. Prime EFS therefore filed an arbitration at the American Arbitration Association (the “AAA”) seeking temporary, preliminary, and permanent injunctive relief prohibiting Amazon from terminating the In-Force Agreement prior to March 31, 2021. However, in a ruling issued July 30, 2020, an arbitrator appointed by the AAA affirmed the validity of Amazon’s construction of the In-Force Agreement and notice terminating that agreement effective September 30, 2020. The Company concluded, on advice of counsel, that no court would suspend, vacate or modify the July 30, 2020, ruling. As a result, the In-Force Agreement will expire as of September 30, 2020.

Approximately 67.8% of the Company’s approximately $32 million of revenue reported in its recent Form 10-K Annual Report for the calendar year ended December 31, 2019, and approximately 56.7% of the Company’s approximately $8.6 million of revenue reported in its Form 10-Q Quarterly Report for the three months ended March 31, 2020, was attributable to Prime EFS’s last-mile DSP business with Amazon. While the termination of the Amazon last-mile business will have a material adverse impact on the Company’s business in the 4th fiscal quarter of 2020 and thereafter (if the revenue attributable to the In-Force Agreement and Amazon last-mile business cannot be replaced by then), the Company will continue to: (i) seek to expand its last-mile business with other non-Amazon customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan, commenced in February 2020. As previously disclosed, in 2020, we began making last-mile deliveries for one of the largest carriers in the world.

ShypDirect

As disclosed in the Company’s Current Report on Form 8-K, dated July 23, 2020, on July 17, 2020, Amazon notified ShypDirect, LLC (“ShypDirect”), a wholly-owned subsidiary of the Company, that Amazon has elected to terminate the Amazon Relay Carrier Terms of Service (the “Program Agreement”) between Amazon and ShypDirect effective as of November 14, 2020 (the “ShypDirect Termination Notice”).

Amazon did not state a reason for the ShypDirect Termination Notice. Under the Program Agreement, Amazon can terminate the agreement without a reason and solely for convenience on 120 days’ notice.

On August 3, 2020, Amazon offered (the “Aug. 3 Proposal”) to withdraw the ShypDirect Termination Notice and extend the term of the Program Agreement to and including May 14, 2021, conditioned on Prime EFS executing, for nominal consideration, a separation agreement with Amazon under which Prime EFS agrees to cooperate in an orderly transition of its Amazon last-mile delivery business to other service providers, Prime EFS releases any and all claims it may have against Amazon, and Prime EFS covenants not to sue Amazon.  On August 4, 2020, the Company, Prime EFS and ShypDirect accepted the Aug. 3 Proposal.

Approximately 30.9% of the Company’s approximately $31.5 million of revenue reported in its Form 10-K Annual Report for the calendar year ended December 31, 2019, and approximately 41.2% of the Company’s approximately $8.6 million of revenue reported in its Form 10-Q Quarterly Report for the three months ended March 31, 2020, was attributable to ShypDirect’s mid-mile and long-haul business with Amazon. While a termination of the Amazon mid-mile and long-haul business effective May 14, 2021 will have a material adverse impact on the Company’s business in 2nd fiscal quarter of 2021 and thereafter (if the revenue attributable to the Amazon mid-mile and long-haul business cannot be replaced by then), the Company will continue to: (i) seek to replace its mid-mile and long-haul business with other, non-Amazon, customers; (ii) explore other strategic relationships; and (iii) identify potential acquisition opportunities, while continuing to execute our restructuring plan, commenced in February 2020.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In a ruling issued July 30, 2020, discussed above, an arbitrator appointed by the American Arbitration Association affirmed the validity of Amazon’s notice terminating the In-Force Agreement effective September 30, 2020. The Company concluded, on advice of counsel, that no court would suspend, vacate or modify that ruling. Therefore, on July 31, 2020, Prime EFS issued a Worker Adjustment and Retraining Notification (“WARN”) Act notice (each, a “WARN Notice”) to all of its 390 employees at the following stations (each, a “Station”):

●	Amazon Station DEW1, 2 Empire Blvd., Moonachie, NJ 07074;

●	Amazon Station DEW2, 630 Sullivan Road, Elizabeth, NJ 07201;

●	Amazon Station DEW4, 2251 Cabot Blvd. W, Langhorne, PA 19047; and

●	Amazon Station DEW8, 281 Benigno Blvd., Bellmawr, NJ 08031.

Each WARN Notice stated that, as of September 30, 2020, Prime EFS will no longer be performing services at the applicable Station. Each Station is owned and operated by Amazon and it is Prime EFS’ understanding that the Stations will not close. As of September 30, 2020, Prime EFS employees at each Station may be laid off if we cannot reassign them. If layoffs occur, they are expected to begin and end on September 30, 2020.

At this time, the Company is unable to estimate the costs, charges and cash expenditures that will be incurred as a result of the potential layoffs. The Company will amend this Current Report on Form 8-K within four business days after it makes a determination of such an estimate or range of estimates.

Item 8.01 Other Events.

On July 24, 2020, Prime EFS terminated the employment of Frank Mazzola effective that day. Prime EFS and the Company have learned that on July 27, 2020, Mr. Mazzola filed a Complaint and Jury Demand in the United States District Court for the Southern District of New York in which he named as defendants Prime EFS, the Company, John Mercadante and Douglas Cerny. Mr. Mazzola alleges in the Complaint that he had an employment agreement with Prime EFS and that Prime EFS breached the alleged employment agreement through two alleged pay reductions and by terminating his employment. The Complaint contains eight counts: (1) breach of contract against Prime EFS; (2) breach of the covenant of good faith and fair dealing against Prime EFS; (3) intentional misrepresentation against Prime EFS, the Company and Mr. Mercadante; (4) negligent misrepresentation against Prime EFS, the Company and Mr. Mercadante; (5) tortious interference with contract against the Company, Mr. Mercadante and Mr. Cerny; (6) tortious interference with prospective economic advantage against the Company, Mr. Mercadante and Mr. Cerny; (7) conversion against all defendants; and (8) unjust enrichment against all defendants. He seeks specific performance of the alleged employment agreement and damages of not less than $3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2020	Transportation and Logistics Systems, Inc.

	By:	/s/ John Mercadante
	Name:	John Mercadante
	Title:	Chief Executive Officer